SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PRINCIPLED EQUITY MARKET FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMENDMENT NO. 1 TO THE PROXY STATEMENT DATED FEBRUARY 10, 2014

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to Schedule 14A is being filed to amend the definitive proxy statement (the “Proxy Statement”) of the Principled Equity Market Fund (the “Fund”) dated February 10, 2014.  The purpose of this Amendment is to correct the misspelling of the name of an officer and director of the Fund’s Manager, and to clarify that one of the trustee nominees is a former, rather than current, director of the Fund’s Manager.  There are no other changes to the Proxy Statement.

CHANGES TO PROXY STATEMENT

1.	The reference to “Suzanne Stauffer” in the section of the Proxy Statement entitled “Description of the Manager and Existing Management Agreement” is amended to read “Susanne Stauffer.”

2.
The references to Mr. David Putnam as a director of the Fund’s Manager in the section of the Proxy Statement entitled “Information Concerning the Nominees” are amended by:  (a) inserting the word “former” immediately before the word “director” in the second sentence of the second paragraph of that section of the Proxy Statement; and (b) amending the information concerning Mr. Putnam’s “Principal Occupations During the Past Five Years and Other Directorships” in the table in that section to read in its entirety as follows:  “President and Director, F.L. Putnam Securities Company, Inc.; Director, Atlas Water Co.; former trustee, ING Mutual Funds (formerly Northstar and Advest Funds); former Director and Treasurer, Asian American Bank & Trust Co., Boston, MA.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD ON MARCH 5, 2014

This Amendment No. 1, the Proxy Statement, and a sample of the form of proxy card sent or given to shareholders by the Fund are available at http://www.principledequityfund.com.